EXHIBIT 99.1
FOR IMMEDIATE RELEASE

HC2 Completes Sale of Beyond6 Clean Energy Business

HC2 to Use Proceeds to Enhance Capital Structure as Company Sharpens Focus

NEW YORK, January 19, 2021 -- HC2 Holdings, Inc. (“HC2” or “the Company”) (NYSE: HCHC) announced today that it has completed the previously announced sale of its majority-owned clean energy subsidiary Beyond6, Inc. (“Beyond6”) to Mercuria Investments US, Inc. (“Mercuria”) for approximately $169 million.

HC2, which owned approximately 61% of Beyond6 on a fully diluted basis, received approximately $70 million in cash, which will be used to reduce debt.

“Completing this transaction marks another positive step forward for HC2. The net proceeds will reduce debt and further improve our capital structure, providing increased flexibility and enabling us to more effectively allocate resources to high growth, value generating areas of our business,” said Wayne Barr, Jr., Chief Executive Officer of HC2.

The transaction was previously announced on December 31, 2020. Goldman Sachs & Co. LLC acted as advisor to Beyond6 in connection with the transaction. Kramer Levin Naftalis & Frankel LLP acted as legal advisor to HC2, and Vinson & Elkins LLP acted as legal advisor to Mercuria.

About HC2

HC2 Holdings, Inc. (NYSE: HCHC) has a class-leading portfolio of assets primarily in Infrastructure, Life Sciences, Spectrum and Insurance. HC2 is headquartered in New York, New York and through its subsidiaries employs 2,864 people.

About Beyond6, Inc.

At Beyond6, Inc., the future is within reach and we can bring you closer to doing your part for sustainability. Beyond6, Inc. is a diversified energy solutions company focused on decarbonization. Through our growing network of CNG stations for the transportation industry and other decarbonization services, we are delivering opportunity to fleets across the country. Our team of highly-trained strategists, designers and operations professionals are changing perspectives as we move the alternative fuel industry forward. To learn more, visit www.beyond6.com.
About Mercuria Energy Group
Founded in 2004, Mercuria is one of the largest independent energy and commodity groups in the world, bringing efficiency to the commodity value chain with cutting-edge technology and unmatched expertise and solutions. Mercuria’s business includes trading flows, strategic assets and structuring activities that generate more than USD 120 billion in turnover. It operates from offices around the world, with a strong presence in the Americas, Asia and Europe. Information on Mercuria can be found on its website at www.mercuria.com.
Cautionary Statement Regarding Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains, and certain oral statements made by our representatives from time to time may contain, forward-looking statements regarding the sale of Beyond6 to Mercuria and our expected use of proceeds thereof, as well as our expectations regarding our ongoing evaluation of our business, capital structure and allocation of resources, including, without limitation, any statements regarding evaluation of our businesses, monetization of assets, allocation of resources and debt reduction, as well as those that may be identified by words such as “will,” “intend,” “expect,” “anticipate,” “should,” “could” and similar expressions, all of which involve risks, assumptions and uncertainties, many of which are outside of the Company’s control, and are subject to change. All forward-looking statements speak only as of the date made, and unless legally required, HC2 undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. HC2’s actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent statements and reports filed with the Securities and Exchange Commission (“SEC”), including in our reports on Forms 10-K, 10-Q, and 8-K. These risks and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release.

Media Contact:
Reevemark
Paul Caminiti/Pam Greene/Luc Herbowy
HC2@reevemark.com
(212) 433-4600

Investor Contact:
FNK IR
Matt Chesler, CFA
ir@hc2.com
(212) 235-2691